Exhibit 32.1

                             Certification Pursuant to
                              18 U.S.C. Section 1350,
                               as Adopted Pursuant to
                   Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of Culp, Inc. (the "Company") on Form 10-Q for the period ended August 1, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert G. Culp,III, Chairman of the Board and Chief Executive Officer of the Company, (principal executive officer) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert G. Culp, III

Chairman of the Board and
Chief Executive Officer (principal executive officer)

September 10, 2004

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Culp, Inc. and will be retained by Culp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.